Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Amendment No. 2 to Registration Statement on Form S-1 of Goodman Networks Incorporated of our report dated March 30, 2012 on the consolidated financial statements and supplemental schedule of Multiband Corporation and Subsidiaries as of December 31, 2011 and for the years ended December 31, 2011 and 2010 included herein and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

August 1, 2014